Exhibit 99.1
April 28, 2026

Exodus Movement Appoints Receiver in United Kingdom to
Take Control of Monavate and Baanx

OMAHA, Neb., April 28, 2026 (GLOBE NEWSWIRE) – Exodus Movement, Inc. (NYSE American: EXOD) ("Exodus"), a leading self-custodial cryptocurrency platform, today announced that it has exercised its contractual right to appoint Receivers in the United Kingdom to take control of Monavate Holdings Limited, Monavate Ltd and Baanx.com Ltd — three subsidiaries of W3C Corp (“W3C”), whose shares were pledged as security for a secured loan on which W3C has defaulted.

Exodus is a secured lender to W3C, having loaned $70 million to W3C under a term facility governed by English law. As previously disclosed, on April 13, 2026, Exodus declared these loans to be payable on demand. On April 27, 2026, Exodus demanded immediate repayment of its on-demand loan by 5:00 p.m. BST. When W3C failed to repay the loan, Exodus exercised its contractual right to appoint Receivers in the United Kingdom to take control over the shares in Monavate Holdings Limited, Monavate Ltd and Baanx.com Ltd.

The Receiver team includes two Partners and Managing Directors of the financial advisory and global consulting firm AlixPartners, who together have more than 55 years’ experience in the area of restructuring and interim management in the United Kingdom. The Receivers intend to conduct a sale of the shares of Monavate Holdings Limited, Monavate Ltd and Baanx.com Ltd., and Exodus intends to participate as a bidder in this sale process.

JP Richardson, CEO and Co-Founder of Exodus, commented, “Exodus acted decisively to protect our shareholders. Nothing will change for Monavate and Baanx customers or team members during the receiver process, and we look forward to a successful resolution.”

About Exodus

Founded in 2015, Exodus Movement, Inc. (NYSE American: EXOD) is pioneering self-custodial finance by giving people the tools to earn rewards, spend, manage, and swap digital assets across borders, all without giving up control. Exodus serves millions of users through its products built on a simple principle: your money should be yours.

Exodus also powers crypto infrastructure for enterprise platforms serving millions of users through its enterprise product suite. Headquartered in Omaha, Nebraska, Exodus is financial software where ownership is the default. For more information, visit exodus.com.

Exhibit 99.1
Investor Contact
investors@exodus.com

Media Contact
Aubrey Strobel/Elena Nisonoff, Halcyon Communications
exodus@halcyonpr.xyz

Disclosure Information
Exodus may use its website and the following social media outlets as distribution channels of material nonpublic information about the Company. Financial and other important information regarding the Company is routinely accessible through and posted on the following: websites exodus.com/investors and exodus.com, and social media: X (@exodus and JP Richardson’s feed @jprichardson), Facebook, LinkedIn, and YouTube.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, may be forward-looking statements. Forward-looking statements are based on our beliefs and assumptions and on information currently available to us as of the date hereof. In some cases, you can identify forward-looking statements by the following words: "will," "expect," "would," "should," "intend,"

Forward-looking statements in this document include, but are not limited to, the Receivers' plan to sell the shares of Monavate Holdings Limited, Monavate Ltd and Baanx.com Ltd., and Exodus’s intent to participate in this sale process. Such forward-looking statements involve a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from those expressed or implied by our forward-looking statements. Such factors include those set forth in “Item 1. Business” and “Item 1A. Risk Factors” of Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 11, 2026, as well as in our other reports filed with the SEC from time to time.

All forward-looking statements are expressly qualified in their entirety by such cautionary statements. Readers are cautioned not to place undue reliance on such forward-looking statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements that have been made to reflect events or circumstances that arise after the date made or to reflect the occurrence of unanticipated events.
Released April 28, 2026